SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                                May 26, 1998


                 America First Mortgage Investments, Inc.
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            (Exact name of registrant as specified in its charter)



                 Maryland    	   					              1-13991
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           (State of Formation)      					  (Commission File Number)


                                 13-3974868
                                 ----------
                    (IRS Employer Identification Number)



399 Park Avenue
New York, New York 			              		                  	             10022
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(Address of principal executive offices)	                        			(Zip Code)


                            (212) 935-8760
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          (Registrant's telephone number, including area code)


                             Not applicable
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      (Former name or former address, if changed since last report)

































Item 2. Acquisition or Disposition of Assets. On May 26, 1998, America First Mortgage Investments, Inc. (the "Registrant") acquired four Federal National Mortgage Association whole-pool mortgage backed certificates ("FNMA Certificates") from affiliates of Lehman Brothers, PaineWebber, Incorporated and Countrywide Securities Corp. with an aggregate original principal balance of $48,884,285 and one Federal Home Loan Mortgage Corp. mortgage backed whole-pool participation certificate ("FHLMC PC") from Lehman Brothers with an original principal balance of $33,127,779. The FNMA Certificates bear interest at rates ranging from 6.15% to 7.707% per annum and the FHLMC PC bears interest at the rate of 6.605% per annum. The total purchase price paid for the FNMA Certificates and FHLMC PCs, including accrued interest, was approximately $75.5 million. The acquisition was financed through the issuance of various LIBOR-based reverse repurchase agreements with Lehman Brothers, PaineWebber, Incorporated and Merrill Lynch & Co and from cash reserves of the Registrant. There is no relationship between any of Lehman Brothers, PaineWebber, Incorporated, Countrywide Securities Corp. or Merrill Lynch &Co. or their respective affiliates, on one hand, and the Registrant or any of its affiliates, directors or officers or any associate of any of its directors or officers on the other hand.
























































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                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            	AMERICA FIRST MORTGAGE INVESTMENTS, INC.



                            	By /s/ Stewart Zimmerman
                                -----------------------------------------------
                            	Stewart Zimmerman, President and Chief Executive Officer

June 1, 1998

























































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